SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. __ )
  Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material pursuant to Rule 14a-11(C) or Rule 14a-12

                                   ENZON, INC.
                                   -----------
                (Name of Registrant as Specified In Its Charter)

                             KEVIN T. COLLINS, ESQ.
                   (Name of Person(s) filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

  (1)      Title of each class of securities to which transaction applies:

           ....................................................................

  (2)      Aggregate number of securities to which transaction applies:

           ....................................................................

  (3)      Per  unit   price  or  other   underlying   value  of
           transaction  computed  pursuant to Exchange  Act Rule
           0-11:

  (4)      Proposed maximum aggregate value of transaction:

           ....................................................................

                  Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)       Amount Previously Paid:

                           . . . . . . . . . . . . . .

                  2)       Form, Schedule or Registration Statement No.:

                           . . . . . . . . . . . . . . .

                  3)       Filing Party:

                           . . . . . . . . . . . . . . .

                  4)       Date Filed:

                           . . . . . . . . . . . . .

                                   ENZON, INC.

                               20 Kingsbridge Road
                          Piscataway, New Jersey 08854
                                 (908) 980-4500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 3, 1996


                              To our Stockholders:

         You are hereby notified that the annual meeting of stockholders (the "Annual Meeting") of Enzon, Inc., a Delaware corporation ("Enzon" or the "Company") will be held at the Embassy Suites Hotel, 121 Centennial Avenue, Piscataway, New Jersey on Tuesday, December 3, 1996 at 10:00 a.m. local time, for the following purposes:

     1. To elect two Class I directors, each for a term of three years in accordance with the Company's Certificate of Incorporation and By-Laws (Proposal No. 1);

     2. To vote on a proposal to approve the Company's 1996 Independent Directors' Stock Plan, which will provide for compensation in the form of Enzon Common Stock, par value $.01 per share, for non-executive Directors serving on the board. (Proposal No. 2);

     3. To ratify the selection of KPMG Peat Marwick LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1997 (Proposal No. 3); and

     4. To transact such other matters as may properly come before the Annual Meeting or any adjournment thereof.

         Only holders of record of the Company's Common Stock, par value $.01 per share, and Series A Cumulative Convertible Preferred Stock, par value $.01 per share, at the close of business on October 18, 1996 are entitled to notice of and to vote at the Annual Meeting.

         Enzon hopes that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

                                           By order of the Board of Directors,


                                           /S/ JOHN A. CARUSO
                                           John A. Caruso, Secretary
Piscataway, New Jersey
October 28, 1996

                                   ENZON, INC.
                                     -------

                                 PROXY STATEMENT
                                     -------

         This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders (the "Annual Meeting") of Enzon, Inc. ("Enzon" or the "Company") to be held on Tuesday, December 3, 1996 and at any adjournment thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder any time before it is voted. For more information concerning the procedure for revoking the proxy see "General." This Proxy Statement was first mailed to stockholders of the Company on or about October 31, 1996, accompanied by the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1996. The principal executive offices of the Company are located at 20 Kingsbridge Road, Piscataway, New Jersey 08854, telephone (908) 980-4500.


                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of the Company's common stock, par value $.01 per share (the "Common Stock" or "Common Shares") and Series A Cumulative Convertible Preferred Stock, $.01 per share (the "Series A Preferred Stock" or "Series A Preferred Shares") outstanding at the close of business on October 18, 1996 (the "Record Date") are entitled to receive notice of and vote at the Annual Meeting. The Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") and Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), do not have voting rights. As of the Record Date, the number and class of stock that was outstanding and will be entitled to vote at the meeting were 27,707,643 Common Shares and 109,000 Series A Preferred Shares. Each Common Share and Series A Preferred Share is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.

         To be elected, a director must receive a plurality of the votes of the Common Shares and Series A Preferred Shares, voting as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The affirmative vote of at least a majority of the Common Shares and Series A Preferred Shares, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class, is necessary for approval of Proposal No. 2 and Proposal No. 3. A quorum is representation in person or by proxy at the Annual Meeting of at least one-third of the combined Common Shares and Series A Preferred Shares outstanding as of the Record Date.

         Pursuant to the Delaware General Corporation Law, only votes cast "For" a matter constitute affirmative votes. Proxy cards which are voted by marking "Withheld" or "Abstain" on a particular matter are counted as present for quorum purposes and for purposes of determining the outcome of such matter, but since they are not cast "For" a particular matter, they will have the same effect as negative votes or votes "Against" a particular matter. If a validly executed proxy card is not marked to indicate a vote on a particular matter and the proxy granted thereby is not revoked before it is voted, it will be voted "For" such matter. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), such broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum; however, with respect to proposals which require the affirmative vote of a percentage of votes present at the Annual Meeting for approval, such broker non-votes will be treated as not present for purposes of determining the outcome of any such matter. With respect to proposals which require the affirmative vote of a percentage of the outstanding shares for approval, since such broker non-votes are not cast "For" a particular matter, they will have the same effect as negative votes or votes "Against" such proposals.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         Pursuant to the provisions of the Company's Certificate of Incorporation and By-laws, the Board of Directors is comprised of three classes of directors, designated Class I, Class II and Class III. One class of directors is elected each year to hold office for a three-year term and until successors of such directors are duly elected and qualified. Two Class I directors will be elected at this year's Annual Meeting. The nominees for election to the office of director, and certain information with respect to their backgrounds and the backgrounds of non-nominee directors, are set forth below. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein as Class I directors. Each of the nominees named herein presently serves as a director of the Company. In the event any of the nominees named herein is unable to serve as a director, discretionary authority is reserved to the Board of Directors to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected.

                 Nominees for Election to the Office of Director
                           at the 1996 Annual Meeting

                                          Director
Nominee                     Age             Since             Position with the Company
-------                     ---             -----             -------------------------

Peter G. Tombros (1)          54             1994              President and Chief Executive Officer

Dr. Rosina B. Dixon (2)       53             1994              Director



                    Non-Nominee Directors Continuing to Serve
             in the Office of Director After the 1996 Annual Meeting

                                           Director
Nominee                    Age              Since             Position with the Company
-------                    ---              -----             -------------------------

Randy H. Thurman(1)(4)                47             1993              Chairman of the Board

Robert LeBuhn (2)(3)(5)               64             1994              Director

A.M. "Don" MacKinnon(1)(3)(4)         71             1990              Director

(1)  Member of the Executive Committee
(2)  Member of the Compensation Committee
(3)  Member of the Audit Committee
(4) Class II director serving until the 1997 Annual Meeting (5) Class III director serving until the 1998 Annual Meeting

                        BUSINESS EXPERIENCE OF DIRECTORS

Nominee Class I Directors for Election at 1996 Annual Meeting

         Peter G. Tombros has served as President and Chief Executive Officer of the Company and a member of the board since April 1994. Prior to joining Enzon, Mr. Tombros spent 25 years with Pfizer Inc., a research based, global healthcare company headquartered in New York City. From 1986 to March 1994, he served as a vice president of Pfizer Inc. in the following areas: executive vice president of Pfizer Pharmaceuticals, a division of Pfizer Inc., corporate strategic planning and investor relations. From 1980 to 1986, Mr. Tombros served as senior vice president of Pfizer Pharmaceuticals and general manager for the Roerig division of Pfizer Inc. Mr. Tombros currently serves on the Board of Trustees of Cancer Care and the National Cancer Care Foundation, Dominican College and Fisk University. From 1980 to 1992, he was a director of the American Foundation of Pharmaceutical Education and served as Chairman for three of those years. Mr. Tombros serves on the Board of Directors of Alpharma Inc., formally A.L. Pharma Inc., a Norwegian company specializing in the areas of animal health, pharmaceuticals and fine chemicals.

     Dr. Rosina B. Dixon has served as a Director of the Company since August 1994. Dr. Dixon has been a consultant to the pharmaceutical industry since 1987. Prior to such time she held senior positions at Ciba-Geigy Pharmaceuticals, a division of Ciba-Geigy Corporation, and Schering-Plough Corporation. She received her M.D. from Columbia University, College of Physicians and Surgeons and is certified by the National Board of Medical Examiners and the American Board of Internal Medicine. She is a member of the American College of Clinical Pharmacology, American Society for Clinical Pharmacology and Therapeutics and the National Association of Corporate Directors and currently serves as a director of Church & Dwight Co., Inc. and Cambrex Corporation.

     The Board of Directors recommends a vote FOR Mr. Tombros and Dr. Dixon as Class I Directors (Proposal No. 1 on the Proxy Card).

Non-Nominee Class II Directors Serving Until 1997 Annual Meeting

     A.M. "Don" MacKinnon has served as a Director of the Company since 1990. Mr. MacKinnon was president and chief operating officer of Ciba-Geigy Corporation from 1980 until his retirement in 1986. He was a member of the Board of Directors of Ciba-Geigy Corporation from 1970 until he reached the mandatory retirement age in December 1994. Over the last nine years, Mr. MacKinnon has served on the Board of Directors of several biopharmaceutical companies.

         Randy H. Thurman has served as the non-executive Chairman of the Board of the Company since April 1996 and as a Director of the Company since April 1993. Mr. Thurman is the founder and has been Chairman of the Board of Health Care Strategies 2000, a global healthcare consulting firm since 1995. From 1993 to 1995, Mr. Thurman served as chairman and chief executive officer of Corning Life Sciences. From 1985 to 1993, Mr. Thurman served as corporate executive vice president and a director of Rhone-Poulenc Rorer, Inc. and president of Rhone-Poulenc Rorer Pharmaceuticals, Inc. He also serves on the Board of Directors of Hahnemann University, the Fox Chase Cancer Center and Tri-Point Medical Corporation.

Non-Nominee Class III Director Serving Until 1998 Annual Meeting

     Robert LeBuhn has served as a Director of the Company since August 1994. Mr. LeBuhn was chairman of Investor International (U.S.), Inc., a subsidiary of Investor A.B., part of Sweden's Wallenberg Group from June 1992 until his retirement in September 1994, and was its president from August 1984 through June 1992. He is a former managing director of Rothschild, Inc. Mr. LeBuhn is a director of USAir Group, Inc., Acceptance Insurance Companies, Inc., New Jersey Steel Corporation and Cambrex Corporation. He is president and a trustee of the Geraldine R. Dodge Foundation.

                             DIRECTORS' COMPENSATION

Directors' Cash Compensation

         During the fiscal year ended June 30, 1996, the Company provided no cash compensation to its directors for acting as a director or a member of committees of the Board of Directors, other than reimbursement of reasonable expenses incurred by the director in attending board and committee meetings. The Company agreed to pay Randy H. Thurman $100,000 per year in consideration for serving as Chairman of the Board, effective April 19, 1996.

Directors' Stock Options

         In December 1993, the Board of Directors adopted, and the stockholders approved, an amendment to the Non-Qualified Stock Option Plan, as amended, providing for automatic grants of options ("Automatic Grants") under a formula (the "Formula") to non-executive members of the Board of Directors ("Independent Directors").

         Under the Formula, Independent Directors automatically receive an option to purchase 60,000 shares of Common Stock on each of the following dates:
January 2, 1994, January 2, 1997, January 2, 2000 and January 2, 2003 (the "Regular Grants"). On the date of each Independent Director's initial election to the board, pursuant to a vote of the Company's stockholders or the board, such newly-elected Independent Director automatically receives (i) an option to purchase such Independent Director's pro rata share of the Regular Grant, which equals the product of 1,666 multiplied by the number of whole months remaining in the relevant three year period until the next Regular Grant (the "Pro Rata Grant"); and (ii) an option to purchase 10,000 shares of Common Stock (the "Initial Election Grant"). Each option granted to an Independent Director pursuant to a Regular Grant vests and becomes exercisable as follows: as to 20,000 shares one year after the date of grant; as to 20,000 shares two years after the date of grant, and as to the remaining 20,000 shares three years after the date of grant. Those options granted pursuant to a Pro Rata Grant vest and become exercisable as to that number of shares equal to the product of 1,666 multiplied by the number of whole months remaining in the first calendar year in which the Independent Director is elected initially to the board on the January 1st following such Independent Director's initial election to the board; and as to any remaining shares in accordance with the schedule for options granted pursuant to a Regular Grant. Those options granted pursuant to an Initial Election Grant vest and become exercisable as to 5,000 shares one year after the date of grant; and as to 5,000 shares two years after the date of grant. The per share exercise price of options granted pursuant to the Formula is equal to the fair market value of the Common Stock on the date of grant.

         An option granted to an Independent Director pursuant to the Formula will not become exercisable as to the relevant shares unless such Independent Director has served continuously on the board during the year preceding the date on which such options are scheduled to vest and become exercisable, or from the date such Independent Director joined the board until the end of such year should such Independent Director have joined the board during such year; provided, however, that if an Independent Director does not fulfill such continuous service requirement due to such Independent Director's death or disability all options granted under the Formula and held by such Independent Director nonetheless vest and become exercisable as though such Independent Director fulfilled the continuous service requirement. An option granted to an Independent Director pursuant to the Formula remains exercisable for a period of ten years from the date of grant.

         During the fiscal year ended June 30, 1996,  the Company  granted Randy
H. Thurman an option to purchase 100,000 shares of the Company's Common Stock under the Non-Qualified Stock Option Plan in consideration for serving as Chairman of the Board. The per share exercise price of the option is $3.56, which was equal to the fair market value of the Common Stock on the date of grant. The option has a term of ten years. The option vested as to 50,000 shares on April 19, 1996, and became exercisable on October 19, 1996. The remaining 50,000 shares vest and become exercisable on April 19, 1997, except that such option will vest on a pro rata basis if his tenure as Chairman of the Board terminates prior to such vesting.

Independent Directors' Stock Plan

         In January 1996, the Board of Directors adopted, subject to stockholder approval, the 1996 Independent Directors' Stock Plan (the "Independent Directors' Stock Plan") to provide compensation to Independent Directors serving on the board. Other than the Chairman of the Board, Independent Directors are not currently entitled to receive cash compensation. Under the Independent Directors' Stock Plan, each Independent Director is entitled to compensation equivalent to $2,500 per quarter and $500 for each meeting attended by the board member, which will be paid in the form of Company Common Stock. The number of shares issued will be based on the last reported sale price of a share of Common Stock on the NASDAQ National Market at the end of the quarter for which fees are payable. During the year ended June 30, 1996, the Company accrued approximately $28,000 in Independent Directors' fees, but has not yet issued the Common Stock called for under the Independent Directors' Stock Plan, pending the approval of the plan by the Company's stockholders (See "Proposal No. 2").

Section 16(a) Beneficial Ownership Reporting Compliance

         Ownership of and transactions in the Company's stock by executive officers and directors of the Company and owners of 10% or more of the Company's outstanding Common Stock are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. During the year ended June 30, 1996, all such reports were filed in a timely manner.


               INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS
                           AND COMMITTEES OF THE BOARD

         Nine meetings of the Company's Board of Directors were held during the fiscal year ended June 30, 1996. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and any committees of the Board of Directors of which such director was a member held during the fiscal year.

         As of June 30, 1996, the only standing committees of the Company's Board of Directors were the Audit Committee, Compensation Committee and Executive Committee.

         The Audit Committee is comprised of Robert LeBuhn, Chairman and A.M. "Don" MacKinnon. The primary functions of the Audit Committee are to meet with the Company's independent auditors to discuss and review audit procedures and issues, meet with management on matters concerning the Company's financial condition, internal controls and year-end audit, and report to the board on such matters. The Audit Committee held two meetings during the fiscal year ended June 30, 1996.

         The Compensation Committee is comprised of Dr. Rosina B. Dixon, Chairperson and Robert LeBuhn. The primary functions of the Compensation Committee are to administer the Company's Non-Qualified Stock Option Plan, determine the compensation of the Company's officers and senior management and review compensation policy. There were four meetings of the Compensation Committee during the fiscal year ended June 30, 1996.

         The Executive Committee, comprised of A.M. "Don" MacKinnon, Chairman, Peter G. Tombros, and Randy H. Thurman, meets to review and make decisions concerning matters which would otherwise come before the Board, as permitted by Delaware law and the Company's by-laws. Given the relatively small size of the Company's current Board of Directors, the Company determined that efficiencies were not being realized from meetings of the Executive Committee and therefore suspended meetings of the Executive Committee in September 1994. There were no meetings of the Executive Committee during the fiscal year ended June 30, 1996.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

         As of the date hereof, the members of the Board of Directors serving on the Compensation Committee of the Board of Directors are Dr. Rosina B. Dixon, Chairperson and Robert LeBuhn, both of whom are non-employee directors of the Company.

                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

         Set forth below is certain information regarding the executive officers of the Company who do not serve on the Board of Directors.

         John A. Caruso, 51, has served as Vice President, Business Development and General Counsel of the Company since July 1994 and as Secretary of the Company since July 1989. From January 1991 to July 1994, Mr. Caruso served as Vice President, Legal Affairs of the Company. From the time he joined the Company in September 1987 through December 1990, Mr. Caruso served as Corporate Counsel to the Company. From 1979 through 1987, Mr. Caruso was employed at Baxter Travenol Laboratories in Deerfield, Illinois as corporate counsel.

         Kenneth J. Zuerblis, 37, has served as Chief Financial Officer since January 1996 and as Vice President, Finance since April 1994. From July 1991 to April 1994, Mr. Zuerblis served as the Company's Controller. From January 1982 to July 1991, Mr. Zuerblis was employed by KPMG Peat Marwick LLP. He became a certified public accountant in 1985.

                           SUMMARY COMPENSATION TABLE

         The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended June 30, 1996, 1995 and 1994 with respect to Enzon's Chief Executive Officer and the other three most highly compensated executive officers serving during the fiscal year ended June 30, 1996 (the "Named Executive Officers").

                                                                                                  Long-Term
                                                           Annual Compensation                  Compensation
                                                                                                   Awards

         Name and                                                              Other Annual    Securities Underlying   All Other
     Principal Position            Year         Salary($)        Bonus($)   Compensation($)(1)   Options(#)      Compensation($)(2)
     ------------------            ----         ---------        --------  ------------------    -----------    -------------------


Peter G. Tombros(3)                 1996        $300,000            --       $36,000(4)                 60,000            $ 950
President and Chief                 1995         300,000            --        32,000(4)                189,000            1,270
 Executive Officer                  1994          68,080            --        10,000(4)                400,000             --


John A. Caruso                      1996         163,651       $21,420           --                     40,000             --
Vice President, Business            1995         122,299            --            --                    82,000              --
 Development, General Counsel       1994         122,212            --           --                     21,400             --
 and Secretary

Kenneth J. Zuerblis                 1996         132,813        13,625           --                     40,000            1,989
Vice President, Finance and         1995         100,000            --           --                     85,000            1,500
   Chief Financial Officer          1994          91,322            --           --                      5,000            1,335


Dr. Abraham Abuchowski(5)           1996         251,758            --           --                  40,000(5)            1,425
Former Chairman of the Board        1995         253,000            --           --                  95,000(5)            2,262
                                    1994         250,373            --           --                         --            3,117



(Footnotes on following page)

(1) Excludes perquisites and other personal benefits that in the aggregate do not exceed 10% of the Named Executive Officer's total annual salary and bonus.
(2)   Consists of annual Company contributions to a 401(k) plan.
(3) Mr. Tombros joined the Company as President and Chief Executive Officer in April 1994.
(4)   Consists of auto and living allowance.
(5) Dr. Abuchowski resigned from the Company on April 19, 1996. Dr. Abuchowski's options granted during the fiscal years ended June 30, 1996 and 1995 were not vested upon his resignation and were therefore canceled in accordance with their terms.

                        OPTION GRANTS IN LAST FISCAL YEAR

    The following table contains information concerning the grant of stock options under the Company's NonQualified Stock Option Plan to the Named Executive Officers during the fiscal year ended June 30, 1996.


                                                              Individual Grants
                                                              -----------------
                            Number of
                            Securities        % of Total                                 Potential Realizable Value at Assumed
                            Underlying   Options Granted                                    Annual Rates of Stock Price
                            Options         to Employees    Exercise or Base   Expiration    Appreciation for Option Term (4)
       Name                 Granted (1)    in Fiscal Year     Price ($/Share)        Date           0%($)        5%($)      10%($)
       ----                 -----------    --------------   ------------------   -----------    ----------     ---------  --------

Peter G. Tombros         60,000(2)       9.42%                   $3.50          7/17/05          $0        $132,067     $334,685

John A. Caruso           40,000(2)       6.28%                    3.50          7/17/05           0          88,045      223,124

Kenneth J. Zuerblis      40,000(2)       6.28%                    3.50          7/17/05           0          88,045      223,124

Dr. Abraham Abuchowski   40,000(3)       6.28%                    3.50          7/17/05           0          88,045      223,124


(1) All options were granted at an exercise price that equaled or exceeded the fair market value of the Common Stock on the date of grant, as determined by the last sale price as reported on the NASDAQ National Market. The options will become exercisable as to all shares immediately upon a "change in control" of the Company as defined in certain agreements between the executive officers and the Company. See "Employment and Termination Agreements".

(2) These options vested and became exercisable as to 50% of the shares granted on July 17, 1996 with the remaining 50% of the shares granted vesting and becoming exercisable on July 17, 1997, provided that the Named Executive Officer is employed by the Company on the vesting date.

(3) Dr. Abuchowski's option to purchase 40,000 shares was not vested upon his resignation on April 19, 1996 and was therefore canceled in accordance with the terms of the option.

(4) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the dates the respective options were granted. The 0% appreciation column is included because the options were granted with exercise prices which equaled or exceeded the market price of the underlying Common Stock on the date of grant, and thus will have no value unless the Company's stock price increases above the exercise prices.

                   OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth the information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended June 30, 1996 and unexercised options held as of June 30, 1996.

                                                                              Number of Securities       Value of Unexercised
                                                                             Underlying Unexercised     In-the-Money Options
                                                                              Options at FY-End (#)       at FY-End ($)(1)
                                      Shares Acquired         Value           ---------------------      ----------------
         Name                         On Exercise (#)       Realized($)     Exercisable  Unexercisable  Exercisable   Unexercisable

Peter G. Tombros                            --                   --         308,666           340,334         $63,000      $181,435

John A. Caruso                              --                   --          58,992           122,000            --          92,998

Kenneth J. Zuerblis                         --                   --          25,000           125,000            --          95,623

Dr. Abraham Abuchowski                      --                   --         569,378(2)           --               --            --

(1) Based upon a market value of $3.50 as determined by the last sale price as reported on the NASDAQ National Market on June 28, 1996. If the exercise price is equal to or greater than such last sale price the option is deemed to have no value.

(2) Dr. Abuchowski resigned from the Company on April 19, 1996 and as a result options to purchase 369,378 shares were canceled on October 26, 1996, in accordance with their terms.

                      EMPLOYMENT AND TERMINATION AGREEMENTS

         The Company has a three-year employment agreement with Mr. Tombros effective as of April 5, 1994, pursuant to which he receives an annual base salary of $300,000. In the event Mr. Tombros' employment is terminated for any reason, except if such employment is terminated (i) voluntarily by Mr. Tombros (other than in response to the Company's prior material breach of the employment agreement), (ii) by the Company "for cause" (as defined in the employment agreement) or (iii) as a result of Mr. Tombros' death or disability, Mr. Tombros will be entitled to receive his base salary for one year after such termination. In the event Mr. Tombros' employment is terminated due to his death or disability his base salary will be paid for six months subsequent to such termination. Pursuant to his employment agreement, Mr. Tombros was granted a ten-year option under the Company's Non-Qualified Stock Option Plan to purchase 400,000 shares of the Company's Common Stock at a per share exercise price of $4.50, the fair market value of the Company's Common Stock on the date of grant. The option vests as to 1/3 of the shares on each of the first, second and third anniversaries of the effective date of Mr. Tombros' employment agreement, provided Mr. Tombros does not voluntarily terminate his employment with the Company (except in response to the Company's prior material breach of the employment agreement) prior to the relevant vesting date. At the request of Mr. Tombros, the Compensation Committee agreed to amend the agreement to eliminate a mandatory first year bonus equal to 40% of annual base salary, which was to be paid 50% in cash, with the remainder payable in stock options. In lieu of the bonus, the Company issued Mr. Tombros a ten-year option under the Company's Non-Qualified Stock Option Plan to purchase 84,000 shares of Common Stock at $2.00 per share. Mr. Tombros' employment agreement also requires him to maintain the confidentiality of Company information and assign inventions to the Company. Mr. Tombros is precluded from competing with the Company during the term of his employment agreement and for two years after his employment is terminated if his employment is terminated by the Company for cause or by Mr. Tombros voluntarily (except in response to the Company's prior material breach of the employment agreement).

         The Company has agreements with each of its executive officers which provide for payment to each executive officer of three years of compensation and benefits (as defined in such agreements) following a change in control of the Company (as defined in such agreements), including the provision for such payment in the event such executive officer's employment with the Company is terminated under certain circumstances following such change in control. Upon a change in control of the Company, all options held by such executive officers shall vest immediately, notwithstanding any vesting provisions in the option certificates or any plan covering such options. The term of these agreements is for three years. Prior to a change in control of the Company, the agreements automatically renew on each successive anniversary for an additional three years, unless the Company gives the executive officer 60 days notice prior to the anniversary date that it does not plan to renew such contracts.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors consists of two non-employee directors and determines all compensation paid or awarded to the Company's executive officers, including the Named Executive Officers in the Summary Compensation Table. As with many other biotechnology companies, Enzon's current level of development and the highly volatile nature of biotechnology stocks in general makes executive compensation which is based on sales and earnings goals or stock performance impracticable. The Compensation Committee believes that an important factor in Enzon's success is the continued development and maintenance of a culture focused on team-oriented performance. In this context, compensation has been based on the accomplishment of a blend of mutually shared and individual goals. The Compensation Committee has reviewed the executive compensation of other biotechnology companies with comparable levels of stockholders' equity and development and has designed the Company's total executive compensation to be targeted at the median of executive compensation levels of these companies. The compensation of the Company's executive officers consist of three principal components: (i) base salary and benefits, (ii) a bonus based on individual contributions evaluated against annual goals and (iii) long-term incentives in the form of stock option grants.

         The annual base salary paid to the Company's Chief Executive Officer, Peter G. Tombros of $300,000 was not increased from the prior fiscal year and a bonus was not paid during the fiscal year ended June 30, 1996 at the request of Mr. Tombros. This was notwithstanding the Compensation Committee's determination that the level of Mr. Tombros' performance for the fiscal year, which included strengthening the Company's financial position and improving its strategic focus, warranted a salary increase or a payment of a bonus. The original annual salary of $300,000 provided in Mr. Tombros' employment agreement took into account Mr. Tombros' extensive experience as a senior executive of a major multinational pharmaceutical firm and the compensation paid to chief executive officers with similar credentials at comparable biotech companies.

         During the fiscal year ended June 30, 1996, the Company increased the salary levels of its other executive officers, Messrs. Caruso and Zuerblis. The increases were based on a detailed compensation study of executives with similar credentials at comparable biotechnology companies. Prior to January 1996, the Compensation Committee had not increased Mr. Caruso's salary since July 1993 and Mr. Zuerblis' salary since April 1994, due to the Company's financial position, notwithstanding the Compensation Committee's determination that the level of such executive officers' performance warranted an increase.

         With the exception of Mr. Tombros as discussed above, the Compensation Committee also awarded cash bonuses to the Company's other executive officers. The bonuses were based on the executives' contribution to improvement of the Company's financial position.

         During the fiscal year ended June 30, 1996, the Compensation Committee granted options to purchase an aggregate of 140,000 shares of Common Stock to Messrs. Tombros, Caruso and Zuerblis. These options were granted for the purpose of encouraging these executive officers to remain with the Company and to provide a long-term performance incentive to such officers. The options were granted with exercise prices that equaled or exceeded the fair market value of the Company's Common Stock on the date of grant. The options generally require the executive officers to remain with the Company for two years in order for the options to be fully exercisable.

                           THE COMPENSATION COMMITTEE

                           Dr. Rosina B. Dixon, Chairperson
                           Robert LeBuhn

                      STOCKHOLDER RETURN PERFORMANCE GRAPH


         The graph below summarizes the total cumulative return experienced by the Company's stockholders from June 30, 1991 through June 30, 1996, compared to the NASDAQ Stock Market Index and a Peer Group index consisting of: Isis Pharmaceuticals, Inc., Repligen Corp., Celgene Corp., Gensia Pharmaceuticals Inc., Collagen Corp., DNA Plant Technology Corp., Liposome Inc., Cytel Corp., Calgene Inc., Cytogen Corp. and Cephalon Inc. (the "Peer Group"). The Company and the companies comprising the Peer Group are biotechnology companies which are all traded on the NASDAQ Stock Market. The Peer Group used for the stockholder return performance graph for the fiscal years ended June 30, 1996 and 1995 does not include Synergen Inc. or Cambridge Biotech Corporation which were included in the Peer Group in prior years. Synergen Inc. was acquired in December 1994 and is no longer publicly traded and Cambridge Biotech Corporation is no longer traded on the NASDAQ Stock Market. The changes for the periods shown in the graph and table below are based on the assumption that $100 had been invested in Enzon, Inc. Common Stock and in each index below on June 30, 1991.



                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG ENZON, INC., THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP



                                                         Fiscal year ending June 30,
                          1991          1992       1993       1994       1995         1996
                          ----          ----       ----       ----       ----         ----

Enzon, Inc.                100           66           47       27          23          34
Peer Group                 100          141          112       69          73          93
NASDAQ  Stock
  Market-US                100          120          151      153         204         261

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's voting stock, each Director, each Executive Officer named in the Summary Compensation Table and all Executive Officers and Directors of the Company as a group as of October 28, 1996:

                                                                                        Percentage of
Directors, Officers or                           Number of                              Voting Stock
5% Stockholders(1)                               Shares(2)                              Outstanding(3)
------------------                               ---------                              --------------

Peter G. Tombros                                   404,966(4)                                1.4%
Randy H. Thurman                                   125,000(5)                                 *
Dr. Rosina B. Dixon                                 46,664(6)                                 *
Robert LeBuhn                                       46,664(7)                                 *
A.M. "Don" MacKinnon                               148,600(8)                                 *
John A. Caruso                                     120,992(9)                                 *
Kenneth J. Zuerblis                                 91,100(10)                                *
Abraham Abuchowski(11)                             830,449(11)                               3.0%
  62 Bunnvale Road
  Califon, New Jersey 07830
State of Wisconsin                               2,271,000(12)                               8.2%
  Investment Board
  P.O. Box 7842
  Madison, Wisconsin 53707
All Executive Officers and Directors               983,986(13)                               3.4%
 as a group (seven persons)



* Less than one percent.

(1) The address of all current Executive Officers and Directors listed above is in the care of the Company.

(2) All shares listed are Common Stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

(3) Gives effect to 27,707,643 shares of Common Stock and 109,000 shares of Series A Preferred Stock which were issued and outstanding as of October 28, 1996. Shares of the Company's Series B Preferred Stock and Series C Preferred Stock do not have voting rights and therefore have not been included. Except with respect to a vote to change the terms of the Series A Preferred Stock and as required by Section 242 of the Delaware General Corporation Law, the Series A Preferred Stock and Common Stock will vote as one class of stock. Each share of Common Stock and each share of Series A Preferred Stock is entitled to one vote. The percentage of voting stock outstanding for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholder as of October 28, 1996 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of October 28, 1996 plus (B) the number of shares of Series A Preferred Stock outstanding as of October 28, 1996 plus (C) the number of shares issuable upon exercise of options or warrants held by such stockholder which were exercisable as of October 28, 1996 or which will become exercisable within 60 days after October 28, 1996.

(4) Includes 393,666 shares subject to options which were exercisable as of October 28, 1996 or which will become exercisable within 60 days after October 28, 1996.

(5) Consists of 125,000 shares subject to options which were exercisable as of October 28, 1996 or which will become exercisable within 60 days after October 28, 1996.

(6) Includes 36,664 shares subject to options which were exercisable as of October 28, 1996 or which will become exercisable within 60 days after October 28, 1996.

(7) Includes 36,664 shares subject to options which were exercisable as of October 28, 1996 or which will become exercisable within 60 days after October 28, 1996.

(8) Includes 130,000 shares subject to options which were exercisable as of October 28, 1996 or which will become exercisable within 60 days after October 28, 1996 and 11,800 shares beneficially owned by Mr. MacKinnon's wife. Mr. MacKinnon disclaims beneficial ownership as to the shares owned by his wife.

(9) Consists of 120,992 shares subject to options which were exercisable as of October 28, 1996 or which will become exercisable within 60 days after October 28, 1996.

(10) Includes 90,000 shares subject to options which were exercisable as of October 28, 1996 or which will become exercisable within 60 days after October 28, 1996 and 600 shares owned by Mr. Zuerblis' IRA.

(11) Dr. Abuchowski resigned from the Company on April 19, 1996. The information concerning Dr. Abuchowski's beneficial ownership of currently outstanding shares is based on the Company's records as of August 28, 1996, which represents the most recent information available. The information concerning Dr. Abuchowski's beneficial ownership of shares subject to options is as of October 28, 1996. Dr. Abuchowski's beneficial ownership includes 200,000 shares subject to options which were exercisable as of October 28, 1996 or which will become exercisable within 60 days after October 28, 1996, 22,100 shares held by SKG and Co., Inc., of which Dr. Abuchowski is the president and principal stockholder, 9,000 shares owned by Dr. Abuchowski's wife, who is a former employee and 301,000 shares held by trusts for the benefit of Dr. Abuchowski's wife, son and daughter, for which Dr. Abuchowski's wife and a bank are trustees. Dr. Abuchowski has disclaimed beneficial ownership as to the shares owned by his wife and such trusts. Also included are 2,556 shares subject to options under the Non-Qualified Stock Option Plan held by Dr. Abuchowski's wife which are exercisable as of October 28, 1996 or will become exercisable within 60 days after October 28, 1996.

(12) The information concerning the stock ownership of the State of Wisconsin Investment Board was obtained from a Form 13F filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission dated June 30, 1996.

(13) Includes all shares owned beneficially by the directors and current executive officers named in the table.

                          PROPOSAL NO. 2 - APPROVAL OF
                     1996 INDEPENDENT DIRECTORS' STOCK PLAN


         The 1996 Independent Directors' Stock Plan (the "Independent Directors' Stock Plan") is designed to provide non-executive directors with compensation that is competitive with compensation programs of other similar corporations. The Board of Directors adopted the Independent Directors' Stock Plan in January 1996, subject to approval by the stockholders. The Board of Directors believes the Independent Directors' Stock Plan will serve to promote the Company's long term interests in attracting and retaining qualified and experienced non-executive directors. The Board of Directors is seeking stockholder approval and ratification of the Independent Directors' Stock Plan.

         The following summary description of the Independent Directors' Stock Plan is qualified in its entirety by the full text of the Independent Directors' Stock Plan which is included as an appendix to this Proxy Statement.

Basic Terms

         Under the Independent Directors' Stock Plan, each member of the Board of Directors who is not an executive officer or employee of the Company (an "Independent Director") shall be granted shares of Common Stock of the Company equivalent to $2,500 per quarter, plus shares of Common Stock of the Company equivalent to $500 per Board of Directors meeting attended by the Independent Director in such quarter (the "Shares"). The number of Shares issuable will be determined by dividing the amount of compensation payable to an Independent Director in each quarter by the Fair Market Value of a share of Common Stock on the last day of such quarter. Fair Market Value of a share of Common Stock as of a specified date means (i) the last reported sale price of a share of Common Stock on the NASDAQ National Market on such date or if no shares of Common Stock are traded on such date, such last reported sale price on the next following date on which such shares are traded, or (ii) the closing price of a share of Common Stock on the principal securities exchange on which such shares of Common Stock are traded on such date or if no shares of Common Stock are traded on such date, such closing price on the next following date on which such shares of Common Stock are traded, or (iii) if the shares of Common Stock are not traded on the NASDAQ National Market or on a securities exchange, the average of the high bid and low asked prices of the shares of Common Stock in the over-the-counter market on such date or if no such prices are recorded on such date, the next following date on which such high bid and low asked prices are recorded. If the Common Stock is not publicly traded, Fair Market Value shall be determined in good faith by the Board of Directors. A whole share of Common Stock shall be issued in lieu of any fractional shares resulting from the computation.

         The right to receive Shares in accordance with the Independent Directors' Stock Plan shall be earned by the Independent Directors commencing as of January 16, 1996; provided that no Shares shall be issued to the Independent Directors unless and until the Independent Directors' Stock Plan is approved by the stockholders of the Company; and further provided that the Independent Directors' right to the Shares earned under the Independent Directors' Stock Plan shall terminate if the Independent Directors' Stock Plan is not approved by the stockholders of the Company on or before March 31, 1997. Shares granted or paid under the Independent Directors' Stock Plan shall be issued and delivered to the Independent Director as soon as is practicable following the last trading day of each quarter; provided such Independent Director has served continuously on the Board of Directors during the preceding quarter. The total number of Shares that may be granted under the Independent Directors' Stock Plan may not exceed 240,000 subject to adjustment in certain circumstances described below. Shares may not be granted after December 3, 1999. The Shares may be authorized but unissued or reacquired Common Stock.

Administration, Amendment and Termination

         The Independent Directors' Stock Plan will be administered and interpreted by the Company's Compensation Committee or the Board of Directors. The Board of Directors may at any time amend, alter or terminate the Independent Directors' Stock Plan; provided that such alterations or amendments shall be subject to stockholder approval to the extent required by applicable Federal or state law, the NASDAQ National Market or such other automated quotation system or national exchange on which the Common Stock may be traded.

Capital Adjustments

         In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other similar change in the corporate structure or the Company's Common Stock, the Compensation Committee or the Board of Directors may make such equitable adjustments to prevent dilution or enlargement of rights in the number and class of shares authorized to be granted under the Independent Directors' Stock Plan as the Compensation Committee or the Board of Directors may deem appropriate.

         No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date the shares are granted hereunder.

Market Value of the Common Stock

         The last sale price of a share of the Company's Common Stock as reported by the NASDAQ National Market on October 18, 1996 was $2 5/8.

         The Board of Directors recommends a vote FOR approval of the 1996 Independent Directors' Stock Plan, which will provide for compensation in the form of Enzon Common Stock, for Independent Directors serving on the board (Proposal No. 2 on the Proxy Card).


                    PROPOSAL NO. 3 - RATIFICATION OF AUDITORS

         On September 24, 1996, the Audit Committee of the Board of Directors, pursuant to authority granted by the Board of Directors, approved the retention of KPMG Peat Marwick LLP ("KPMG"), independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1997. KPMG served as auditor of the consolidated financial statements of the Company for the fiscal years ended June 30, 1996, June 30, 1995, and June 30, 1994. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they desire to do so. Such representatives are also expected to be available to respond to questions.

         The Board of Directors recommends a vote FOR ratification of the selection of KPMG Peat Marwick LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1997 (Proposal No. 3 on the Proxy Card).


                          ANNUAL REPORT TO STOCKHOLDERS

         The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1996 accompanies this Proxy Statement.

                             STOCKHOLDERS' PROPOSALS

         It is anticipated that the Company's fiscal 1997 Annual Meeting of Stockholders will be held on or about December 2, 1997. Stockholders who intend to present proposals at such Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before August 4, 1997.

                                     GENERAL

         The cost of soliciting proxies will be borne by the Company. In addition to mailing, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

         Unless contrary instructions are indicated on the proxy card, all Common Shares or Series A Preferred Shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for directors named herein and FOR Proposal No. 2 and Proposal No. 3.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same Common Shares or Series A Preferred Shares or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her Common Shares or Series A Preferred Shares in person at the Annual Meeting. Any notice revoking a proxy should be sent to the Secretary of the Company, John
A. Caruso, at Enzon, Inc., 20 Kingsbridge Road, Piscataway, New Jersey 08854.

         The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the Common Shares or Series A Preferred Shares represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her Common Shares or Series A Preferred Shares will be voted in accordance with the specification so made.

         Please complete, sign and date the enclosed proxy card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.


          IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.


                                           By order of the Board of Directors,


                                           /S/ JOHN A. CARUSO
                                           John A. Caruso, Secretary

Piscataway, New Jersey
October 28, 1996

                                    Appendix

                                   ENZON, INC.

                      1996 INDEPENDENT DIRECTORS STOCK PLAN


     1. Purpose and Persons Covered. The purpose of the 1996 Independent Directors Stock Plan of Enzon, Inc. is to provide compensation to Independent Directors for serving on the Board and align their economic interests more closely with those of Enzon shareholders.

     2. Definitions.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Common Stock" shall mean the $.01 par value Common Stock of the Company.

          (c) "Company" shall mean Enzon Inc., a Delaware corporation.

          (d) "Compensation Committee" shall mean the Compensation Committee of the Board.

          (e) "Fair Market Value" of a Share of Common Stock as of a specified date shall mean (i) the last reported sale price of a Share on the NASDAQ National Market on such date or if no Shares are traded on such date, such last reported sale price on the next following date on which such Shares are traded, or (ii) the closing price of a Share on the principal securities exchange on which such Shares are traded on such date or if no Shares are traded on such date, such closing price on the next following date on which such Shares are traded, or (iii) if the Shares are not traded on the NASDAQ National Market or on a securities exchange, the average of the high bid and low asked prices of the Shares in the over-the-counter market on such date or if no such prices are recorded on such date, the next following date on which such high bid and low asked prices are recorded. If the Shares are not publicly traded, Fair Market Value shall be determined in good faith by the Board.

          (f) "Independent Directors" shall mean members of the Board who are not officers and/or employees of the Company.

          (g) "Plan" shall mean this Enzon, Inc. 1996 Independent Directors Stock Plan.

          (h) "Share" shall mean one share of Common Stock.


     3. Administrator. The Plan shall be administered, construed and interpreted by the Compensation Committee or the Board.

     4. Eligibility. All Independent Directors shall participate in the Plan. Independent Directors shall cease to be eligible to participate in the Plan at the time their membership on the Board of Directors terminates.

     5. Effective Date. This Plan was approved by the Board effective January 15, 1996 (the "Effective Date"); provided that the Plan shall terminate if the shareholders of the Company do not approve the Plan on or before March 31, 1997. The right to receive Shares in accordance with the Plan shall be earned by the Independent Directors commencing as of the Effective Date; provided that no Shares shall be issued to the Independent Directors hereunder until the Plan is approved by the shareholders of the Company; and further provided that the Independent Directors' right to the Shares earned hereunder shall terminate if the Plan is not approved by the shareholders of the Company on or before March 31, 1997.

     6. Grant of Shares

          (a) Quarterly Grants. As part of his or her director's fee, each Independent Director shall be granted Shares equivalent to $2,500 per quarter, as determined in subsection (b) hereof, plus Shares equivalent to $500 per Board meeting attended by the Independent Director in such quarter, as determined in subsection (b) hereof. Subject to Section 5 hereof, Shares granted shall be issued and delivered to the Independent Director as soon as is practicable following the last trading day of each quarter provided such Independent Director has served continuously on the Board during the preceding quarter.

          (b) Determining Grant. The number of Shares issuable will be determined by dividing the amount of compensation payable to an Independent Director in each quarter by the Fair Market Value of a Share (as defined in Section 2 (e) hereof) on the last day of such quarter. A whole Share of Common Stock shall be paid in lieu of any fractional Share resulting from the computation described in this section.

     7. Shares. The Shares granted under the Plan shall be Shares of authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued under this Plan shall not exceed 240,000, subject to adjustment in accordance with Section 10 hereof.

     The limitations established by this Section 7 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 10 hereof.

     8. Terms and Conditions of Shares.

          (a) Rights as a Stockholder. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the Shares are granted hereunder, except as provided in Section 10 hereof. No rights as a stockholder of the Company as such shall accrue to any person hereunder unless and until Shares are granted.

     9. Term of Plan. Shares may be granted pursuant to the Plan until 5:00 p.m. local time on December 3, 1999.

     10. Recapitalization. In the event of a recapitalization, stock split, stock dividend, combination or exchange of Shares, merger, consolidation, rights offering, reorganization or liquidation or any other similar change in the corporate structure of the Company or the Shares, the Compensation Committee or the Board may make such equitable adjustments to prevent dilution or enlargement of rights in the number and class of Shares authorized to be granted hereunder as the Compensation Committee or the Board may deem appropriate.

     11. Securities Law Requirements. No Shares shall be issued unless and until the Company has determined that: (i) it has taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of the NASDAQ National Market or of any stock exchange on which the Common Stock is then listed has been satisfied; and (iii) any other applicable provision of state or Federal law has been satisfied.

     12. Termination or Amendment of the Plan. The Board may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof; provided that, any such alteration or amendment shall be subject to shareholder approval to the extent required by applicable Federal or state law, or the NASDAQ National Market or such other automated quotation system or national exchange on which the Common Stock may be traded.

     13. No Obligation to Reelect. Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any Independent Director for reelection by the Company's stockholders.

     14. Governing Law. The provisions of this Plan shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of laws provisions thereof.

                                   ENZON, INC.

                 Annual Meeting of Stockholders December 3, 1996
           This Proxy Is Solicited on Behalf of the Board of Directors


                  Peter G. Tombros and John A. Caruso and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of stockholders of Enzon, Inc. to be held on December 3, 1996 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Annual Meeting"), all shares of stock of Enzon, Inc. (the "Company") to which the undersigned is entitled to vote at the Annual Meeting.


                  UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSALS 1, 2 AND 3.


(1) Election of the following nominees as Class I Directors to serve in such capacities until their successors are duly elected and qualified:

                                PETER G. TOMBROS
                               DR. ROSINA B. DIXON

(Authority to vote for any nominee(s) may be withheld by lining through the name(s) of any such nominee(s).)

                  /  / FOR                  /  / WITHHOLD AUTHORITY FOR ALL


(2)      Proposal to approve the Enzon, Inc. 1996 Independent
         Directors' Stock Plan.

                  /  / FOR        /  / AGAINST        /  / ABSTAIN


(3) Ratification of the selection of KPMG Peat Marwick LLP to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1997.

         /  / FOR        /  / AGAINST        /  / ABSTAIN

                    (Please sign exactly as name appears to the left, date and return. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                           Date:________________________________

                                           Sign Here:___________________________

                                           -------------------------------------
                                                     Signature (if held jointly)


                                           -------------------------------------
                                                   Capacity (Title or Authority,
                                                     i.e. Executor, Trustee)


                                            PLEASE SIGN, DATE AND MAIL YOUR
                                            PROXY TODAY


/  /     Please check this box if you expect to attend the Annual
         Meeting in person.


                                      - 2 -